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Exhibit 99.2

                                                   CADENCE RESOURCES CORPORATION
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                             INFORMATION MEMORANDUM












                          CADENCE RESOURCES CORPORATION

                      LOGANSPORT, DE SOTO PARISH, LOUISIANA













                                  JULY 29, 2003

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      proteus capital corp o 120 BROADWAY, SUITE 1010 o NEW YORK, NY 10271
   TEL: (646) 879-5970 o FAX (646) 365-3230 o E-MAIL: proteuscapital@aol.com
                             www.proteuscapital.com

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                                                   CADENCE RESOURCES CORPORATION
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                                IMPORTANT NOTICE
         IN THIS REPORT, CURRENCY IS US FUNDS UNLESS STATED OTHERWISE.
                        PRICES AS OF CLOSE, JULY 25, 2003

This Memorandum has been prepared solely for information purposes from publicly disseminated materials supplied to Proteus Capital Corp. ("Proteus") by Cadence Resources Corporation (the "Company") and information gathered by Proteus from other sources. Proteus is retained by the Company to provide corporate advisory services, including but not limited to analysis of the Company's prospects. Any analysis and conclusions contained herein, other than analysis disseminated by the Company, are the sole responsibility of Proteus. Proteus has full editorial control of this Memorandum and all other information and analysis it prepares in connection with the Company.

The information contained herein has been prepared to assist parties in their evaluation of the Company. Neither Proteus nor the Company makes any representation or warranty as to the accuracy or completeness of this information and shall have no liability for any representations (express or implied) contained in, or for any omissions from, this presentation or any other written or oral communication transmitted to the recipient whether or not Proteus or the Company knew or should have known of any such errors or omissions or was responsible for or participated in its inclusion in or omission from the Memorandum.

This Memorandum includes certain estimates, projections and "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements reflect various assumptions by the Company, when attributed to the Company, or Proteus when attributed to Proteus or "we", concerning anticipated results, which assumptions may or may not prove to be correct. No representations are made as to the accuracy of such statements, estimates or projections. These forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey the Company's progress, business opportunities and growth prospects, such forward-looking statements represent the opinion of management or Proteus, according to attribution. Whereas management or Proteus believe such representations to be true and accurate based on information and data available to, respectively, the Company or Proteus at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties.

This Memorandum does not constitute or form part of an offer of, or invitation to acquire, any financial instruments in the Company or any company associated therewith. Proteus is not a registered investment advisor under the Securities Act of 1940. Any investment in any security mentioned herein should be made only after consulting and analyzing financial statements and other documentation received directly from the issuer of the security or securities involved. Proteus provides corporate advisory services to the Company, for which it is paid, and has been granted stock options by the Company.

(C)Copyright 2003 by Proteus Capital Corp., all rights reserved. It is a violation of United States copyright laws to duplicate or reprint this report without written consent of Proteus Capital Corp., except that limited portions may be excerpted for inclusion in other publications provided credit is given along with the name and address of the publisher. All subsequent written or oral opinions expressed by Proteus Capital Corp., its associates and staff are expressly qualified in their entirety by this notice.








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                                                   CADENCE RESOURCES CORPORATION
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                    CADENCE RESOURCES CORPORATION - OVERVIEW

CADENCE RESOURCES CORPORATION IS AN EMERGING ENERGY COMPANY FOCUSED ON ESTABLISHED, PRODUCTIVE DOMESTIC US OIL AND GAS AREAS: DE SOTO PARISH, LOUISIANA; WILBARGER COUNTY, TEXAS; AND ALPENA COUNTY, MICHIGAN. OF THESE, WE CONSIDER THE DE SOTO PARISH PROPERTIES TO BE THE MOST SIGNIFICANT IN TERMS OF THE POTENTIAL TO ESTABLISH CADENCE AS A MID-SIZED INDEPENDENT NATURAL GAS PRODUCER.

Cadence's NE Logansport property comprises an initial 3,200 acres in De Soto Parish, acquired in 2002. Since then, it has signed a joint venture with Bridas Energy USA and acquired additional acreage both within the joint venture and 100%-owned.

     De Soto Parish has a long history as both an oil and natural gas area. Initial activity in the NE Logansport area dates from 1955. In 1996, Sonat, Inc. consolidated the Holly and Bethany Longstreet fields - Sonat subsequently merged with El Paso in 2000. Sonat/El Paso has drilled 119 wells since 1996, all of which have been commercial and all of which have been completed successfully.

     The main targets are the Hosston and Cotton Valley formations. Until recently, most wells have been completed in the shallower Hosston. However, El Paso has successfully dual-completed several wells in both formations.

     The Cadence property is in the same structure as the Holly field. Cadence's consulting geologist identified the area and secured lease options before El Paso stepped-up its drilling rate in the area.

     We estimate the PV10 of the projected future cash flow to Cadence to be $136 million, assuming natural gas at $4.50 per mcf. We estimate Cadence's share of the cash flow will increase to more than $32 million in the fifth year of operations.

The Company has two other projects. The Waggoner Ranch in Wilbarger County Texas is a shallow oil play where recent seismic indicates potential below the previous productive horizons. Cadence has three producing wells at this property and is in the process of connecting two more to the gathering system.

Cadence also has a 20% working interest in an Antrim shale project operated by Aurora Energy, covering up to 200 wells. The Antrim joint venture is a low-cost, low-risk opportunity to establish production and cash flow - the first four wells are in production.


The Company's team of geologists, led by Lucius Geer, provides key technical management. Mr. Geer has a long and distinguished career focused on the Gulf Coast region. In addition, the Company's management and Board have extensive experience in financing and managing emerging natural resource companies.


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                                                   CADENCE RESOURCES CORPORATION
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     LOGANSPORT DISTRICT, DE SOTO PARISH, LA

     Logansport is located in west central De Soto Parish, in western Louisiana near the border with east Texas. The area has a long history of oil production - the first oil well in De Soto Parish was completed in 1916. The dominant geological feature is the Sabine Uplift, a large structure that is related to the Cretaceous and younger rocks in the established oil and gas fields of northeast Texas and northern Louisiana. The Sabine Uplift divides the prolific East Texas Basin to the west from the Louisiana and Mississippi salt basins to the east. The Carthage natural gas field, primarily comprising Cotton Valley sands, was discovered in 1968 on the eastern side of the East Texas Basin. Carthage, which abuts the Sabine Uplift, is one of the most prolific fields in Texas, with approximately 1,700 wells drilled, completion rates exceeding 96% and cumulative production in excess of two trillion cubic feet of gas.

     The Holly natural gas field in Louisiana is located on a large, shallow dipping anticline that trends northeast within the Sabine Uplift. Following the Cotton Valley discoveries in East Texas, Pelto Oil began exploring the Holly Field in the mid 1970s. The primary targets are the Cotton Valley (deepest), Hosston, Sligo, Rodessa, Paluxy, and Tuscaloosa formations. The top of the Cotton Valley is between 8,800 and 8,900 feet, with the top of the Hosston about 2,300 feet higher.

     Cadence's NE Logansport property is to the southwest of Holly, along the anticlinal strike and located at about that same stratigraphic position as the most prolific sections of the Holly field. There is a fault to the northwest of the anticline - further to the northwest lies the Bethany Longstreet natural gas field. Continuing to the southwest, the stratigraphy dips towards the Logansport oil field.


              NATURAL GAS FIELDS AND TOWNSHIPS: DE SOTO PARISH LA
      (RED: SIGNIFICANT GAS; GREEN: BRIDAS/CADENCE JV; BLUE: 100% CADENCE)
                                    LOUISIANA


                                [GRAPHIC OMITTE]

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                                                   CADENCE RESOURCES CORPORATION
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               NE LOGANSPORT LOCATION, DE SOTO PARISH, LOUISIANA
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]






















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                                                   CADENCE RESOURCES CORPORATION
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     REGIONAL GEOLOGY AND STRATIGRAPHY

     Geologically and stratigraphically, the area to the north east of Logansport is not complex. With the exception of a regional northeast trending fault that divides the Holly and Bethany Longstreet fields, there is little minor faulting and the stratigraphy dips gently. As a consequence, well production is largely controlled by porosity and permeability.

     There are five potentially productive sands in the area: Cotton Valley, Hosston, Sligo, Rodessa, and Paluxy. There have been several successful completions in the Paluxy, with initial production in excess of 1,000 mcf per day.

     The Rodessa, a lower cretaceous sandy limestone, has generally been left behind pipe until the deeper sands have been fully produced. However, some significant production from the Rodessa has been achieved, ranging up to initial production in excess of 7,000 mcf per day in El Paso's Rochelle Fuller 25 No. 1 well in the Holly field.

     The deeper Sligo or Pettet sands can also be a good producer, yielding 0.67 bcf of gas per foot of pay.

     However, the main targets are the Hosston and Cotton Valley formations. The Hosston, which typically starts between 6,450 feet and 6,600 feet, has been logged over 2,500 feet, comprising a sand and shale sequence with thick intervals of tight gas bearing sands. The best sands are located between 7,900 and 8,900 feet.

     The lowest targeted formation is the Cotton Valley that lies immediately under the Hosston. The best sands are the deeper B and C zones, typically extending to about 10,300 feet.

     HOLLY

     Pelto's first successful well in the Holly field was spudded in July 1974, drilled to 10,400 feet and perforated in the Hosston between 7,000 and 8,900 feet. It has produced consistently since then, with cumulative production of approximately 2.4 billion cubic feet of natural gas.

     During the subsequent two years, Pelto drilled an additional seven wells, all of which were producers and all but two of which is in production today. Sporadic drilling by various operators continued until 1984. In 1990, exploration in the field started again when Rosewood Resources returned to the area. Well logs typically showed 40 or 50 zones that could represent payable gas. However, operators could not differentiate between gas and gas with water. Consequently, they perforated the wells over large intervals that often included both gas and water, with new wells often making as much as 400 barrels of water per day, which shortened the well life and reduced the ultimate recovery. In the late 1990s, improved logging and seismic techniques enabled operators to perforate more selectively, differentiating between those gas zones with producible water and those without. The improved technology has resulted in significantly higher production rates and has prompted the reworking and recompletion of numerous older wells at higher rates.


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                                                   CADENCE RESOURCES CORPORATION
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     The Holly field was consolidated by Sonat Inc. in the mid-1990s. In turn,
     Sonat merged with El Paso Energy Corp. in 1999 after clearance by the Federal Trade Commission.

     Since Sonat commenced drilling in late 1996, Sonat/El Paso has successfully drilled and completed 77 wells with no dry holes and no completion failures. In fact, of the 123 holes drilled during the past 28 years, there has been only one dry hole, three completion failures, and four have been plugged and abandoned following successful production - 115 of the wells are currently producing.

     In 2000, following completion of its merger with Sonat, El Paso started an aggressive development program for the Holly field. It has drilled an average of slightly more than two wells per month and reentered many of the older wells that had been perforated in water as well as gas. El Paso is currently drilling or completing an additional six wells.

     Most of the production has come from the Hosston formation. However, during the past year, El Paso has typically drilled to the Cotton Valley and completed in both the Hosston and Cotton Valley - El Paso is producing from twelve dual completion wells.

     The productive part of the Holly field covers 16 sections, with an average of 7.6 wells per section. Cumulative production from the wells drilled by Sonat/El Paso is 180 billion cubic feet of gas and the average well has achieved initial production (either original or after stimulation) of 4,907 million cubic feet per day.

     BETHANY LONGSTREET

     In the mid-1970s, Amoco started development of the Bethany Longstreet field, located to the west of Holly and north of NE Logansport.

     A variety of operators, including May Petroleum Inc., drilled and completed 29 wells - with no dry holes and no completion failures - prior to 1996, when Sonat consolidated the field. Since then, Sonat/El Paso has successfully drilled and completed 42 holes, maintaining the 100% completion record with no dry holes.

     The productive part of the field covers 14 sections, with an average of five wells per section. Cumulative production from the wells drilled by Sonat/El Paso is 119 billion cubic feet of gas and the average well has achieved initial production (either original or after stimulation) of 5,068 million cubic feet per day. El Paso currently has ten wells permitted and either being drilled or planned within the next six months.

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                                                   CADENCE RESOURCES CORPORATION
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                             SONAT/EL PASO WELL DATA
--------------------------------------------------------------------------------

                                                      BETHANY
                                                     LONGSTREET   HOLLY    TOTAL

Wells permitted                                           52        86       138
Wells drilled                                             42        77       119
Permits expired                                           --         3         3
Awaiting completion                                       10         6        16

Total cumulative production                 bcf      119.109   180.055   299.164
Average cumulative production               mmcf       2,836     2,338     2,514
Average life to date                        months        35        36        35
Average production rate                     mcf/d      2,708     2,190     2,370

Average IP                                  mcf/d      5,068     4,907     4,964
Maximum IP                                  mcf/d      8,875     9,620     9,620
Minumum IP                                  mcf/d        615       767       615

--------------------------------------------------------------------------------


     NE LOGANSPORT

     NE Logansport is variously described as being part of the Holly, Bethany Longstreet, Grand Cane and Logansport fields. Geologically, we believe it is most relevant to consider NE Logansport the southwestern extension of Holly. However, while NE Logansport is separated from Bethany Longstreet to the north by a northeast trending fault, the geology and stratigraphy is similar so we consider drilling results there to be relevant.

     The Cadence NE Logansport property comprises five full sections and one half sections in the south-central part of Township 13N Range 15W, De Soto Parish. More specifically, the company has leased sections 27, 28, 29, half of section 32, and sections 33 and 34.

     The first well on the property was drilled in 1920, shortly after the discovery of oil in De Soto parish. At that time, there was no interest in gas (it is unclear whether the well produced gas) and it was considered dry for oil, plugged and abandoned.

     The area remained inactive until 1968 when a 7,000-foot well was drilled in section 27, producing from the Paluxy sands at approximately 3,000 feet. Subsequent drilling activity was sporadic. In 1978, May Petroleum brought in well on section 34 that had initial production of 1,500 mcf per day producing from the Rodessa. In 1981, a 1,000 mcf per day well was successfully completed on section 28. A decade later, Hallwood Petroleum successfully started production at nearly 2,000 mcf per day from the Rodessa in section 27. Cadence identified the potential of the NE Logansport area based on extensive experience in the area culminating in three years of intensive mapping and study by Lucius Geer, Consulting Geologist.

     The area has not previously achieved the success of the Holly and Bethany Longstreet fields primarily because of the difficulty in differentiating porous sands that included gas from those that contained both gas and producible water.





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     However, state-of-the-art logging techniques developed by Halliburton identify pore fluids and consequently separate gas with water from gas. The technique has been used successfully in the Hosston is East Texas and the Haynesville area of north Louisiana.

     Halliburton anticipates that its log will enable the operator to perforate only water free gas sands and may provide sufficient data on permeability to reduce or eliminate fracing. While the log adds to initial costs, the benefits in terms of reduced fracing costs, reduced water disposal costs and, most importantly, increasing production and reducing stimulation required are much more significant.

     NE LOGANSPORT OPERATIONS AND OWNERSHIP

     Cadence Resources acquired leases covering four sections and two half sections in late 2002. The underlying surface owners have approximately 20% royalties. In May 2003, Cadence farmed out a 55% operating interest in the five sections to Bridas Energy USA, a wholly owned subsidiary of Bridas Corporation, a major, privately held energy company based in Argentina. The joint venture partners have subsequently acquired an additional half section.

     In addition, Cadence has recently leased the eastern three-eighths of section 20. Under the terms of the farmout, Bridas gained an addition 20% working interest in the first well and an area of its choosing comprising one section or up to four quarter sections around the first well in exchange for carrying Cadence into production on the first well.

     Bridas obtained permits to drill the first well, the Ardis Martin Timber Co. Number 1, which was spudded in June 2003 and drilled to 10,262 feet targeting the Hosston and Cotton Valley formations. On July 17, Cadence announced that well logs indicate 107 feet of pay in the Cotton Valley and 186 feet of pay in the Hosston sand formations. The well will be tested in early August. On July 7, 2003 Bridas obtained permits for the Mary Belle Smith No. 1 well, also located in section 27, and spudded the well on July 21, 2003.

     Continuing from that well, we anticipate that Bridas will establish a development plan for the field that is likely to comprise about 55 wells that, at one well per month, would take four-and-a-half years to complete. Cadence and Bridas are also acquiring additional leases in the area that will likely extend the development plans.

     WELL ECONOMICS

     The drilling conditions are not complex - the ground is not fractured or overpressured. After the first couple of wells, drilling costs are projected at $750,000 per 10,300-foot well, with completion and connection to the gathering system budgeted at $350,000 per successful well.

     The "typical" well production profile set out in the chart below reflects the extensive experience gained at Holly and Bethany Longstreet. Current indications are that the Ardis Martin Timber Co. No. 1 well is comparable with or slightly better than this "typical" well projection. Obviously that is not statistically significant but it is certainly encouraging.


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     This profile is based on dual completion in the Hosston and Cotton Valley formations - it does not include potential from the shallower sands.


                 LOGANSPORT PROJECT: TYPICAL PRODUCTION PROFILE

--------------------------------------------------------------------------------
                                [GRAPHIC OMITTED]


     PROJECT ECONOMICS

     Based on the well history at Holly and Bethany Longstreet, we have estimated a distribution of initial production, set out in the second chart below. This assumes a total of 55 producing wells drilled over the five-and-a-half sections on a mixture of 80-acre and 40-acre spacing.

     In our Base Case analysis, we have assumed a dry hole rate of 10% and a completion rate of 90%. Thus, in order to drill and successfully complete 55 wells, we have assumed six completion failures and seven dry holes, equating to a total of 68 boreholes.

     These numbers should be viewed in the context of the Holly and Bethany Longstreet fields, where dry hole rates have been zero and completion rates in excess of 95%.

     We have assumed, based on current indications, that the first well will achieve initial production of 3,000 mcf per day. We have then assumed that the drilling sequence will start with the least productive (two 1,500 mcf per day wells) and end with the most productive (one 6,500 mcf per day well). We also assume that one well will be spudded and drilled each month, with completion in the second month and production commencing in the month three.


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                    LOGANSPORT PROJECT: WELL IP DISTRIBUTION
--------------------------------------------------------------------------------
                                [GRAPHIC OMITTED]





                          NE LOGANSPORT PROJECT SUMMARY
--------------------------------------------------------------------------------
                                                                        PER HOLE
100% OPERATING INTEREST, 20% ROYALTIES
  Cost to drill                                 $'000                 750.0
  Cost to complete                              $'000                 350.0
  TOTAL                                         $'000               1,100.0

AVERAGE WELL
  Initial production                            mcf/d                 3,109
  Total production                               mmcf                 4,255

  Dry Hole Rate                                      %                 10.0%
  Completion rate                                    %                 90.0%

FIELD, 100% BASIS
  Number of sections                                                    5.5
  Number of producing wells                                              55
  Completion failures                                                     6
  Dry Holes                                                               7
  Cumulative production                           bcf                 234.1
  Production per section                          bcf                  42.6

CADENCE INTEREST
  Average participation                              %                 41.4%
  Cumulative production                           bcf                  96.8

  Natural gas price                             $/mcf                  4.50
  Condensate price                              $/bbl                 25.00
  Pretax PV10                               $ million               135.794

CADENCE FUNDING REQUIREMENT                 $ million                 5.091
--------------------------------------------------------------------------------


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     As a Base Case, we have used a natural gas price of $4.50 per mcf and a condensate price of $25 per barrel. We estimate the PV10 of the pretax future cash flow from the whole project, net of 20% royalties, to be $324 million and the PV10 of the pretax future cash flow to Cadence to be $136 million. Sensitivity Analysis





                              SENSITIVITY ANALYSIS

--------------------------------------------------------------------------------

                                    Condensate Price
Natural Gas Price                       ($/bbl)
 ($/mcf)
                       15.00          20.00          25.00          30.00
        2.00          48.352         50.315         52.277         54.240
        2.50          65.056         67.018         68.981         70.943
        3.00          81.759         83.721         85.684         87.647
        3.50          98.462        100.425        102.387        104.350
        4.00         115.165        117.128        119.091        121.053
        4.50         131.869        133.831        135.794        137.756
        5.00         148.572        150.535        152.497        154.460
        5.50         165.275        167.238        169.201        171.163
        6.00         181.979        183.941        185.904        187.866
        6.50         198.682        200.645        202.607        204.570
        7.00         215.385        217.348        219.310        221.273
        7.50         232.089        234.051        236.014        237.976
        8.00         248.792        250.754        252.717        254.680
        8.50         265.495        267.458        269.420        271.383
        9.00         282.199        284.161        286.124        288.086
        9.50         298.902        300.864        302.827        304.790
       10.00         315.605        317.568        319.530        321.493
--------------------------------------------------------------------------------

                            ESTIMATED PV10 TO CADENCE
                        AT DIFFFERENT NATURAL GAS PRICES


                                [GRPAHIC OMITTED]
              PRETAX PV10 ($ MILLION): CADENCE RESOURCES' INTEREST





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     The table and chart on the previous page demonstrate the sensitivity of the
     PV10 to different natural gas and condensate prices. The condensate price has little effect, whereas changes in the natural gas price have a significant effect on the valuation. If the natural gas price maintains its recent level of $6.00 per mcf, the PV10 increases by 37% to $186 million.

     In the Base Case model, pretax cash flow to Cadence increases to a peak of nearly $33 million in year 5, before stabilizing at approximately $15 million a year from year 8. The chart below sets out the projected value (cumulative cash flow plus PV10) to Cadence over the next decade.


                         NE LOGANSPORT: CADENCE INTEREST
                                   ($ MILLION)

--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                        PV10 PLUS ACCUMULATED CASH (LHS)
                          ANNUAL PRETAX CASH FLOW (RHS)














     The table below sets out the projected contribution to Cadence from its interest in the NE Logansport project. Net revenues are projected to increase rapidly from $3.6 million in the first year of activity (ending June 2004) to nearly $33 million in year five (ending June 2008).




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                NE LOGANSPORT PROJECTED CONTRIBUTION TO CADENCE



                                        Year:      1             2         3          4          5
NE LOGANSPORT
  Project production                    mmcf      2,957       9,016     13,619     17,890     23,506
  Cadence share                         mmcf      1,115       3,225      5,285      7,572     10,240
  Wells completed                       #            10          12         12         12          9
  Wells in production (period end)      #            10          22         34         46         55
Revenue                                 $'000     5,019      14,513     23,781     34,075     46,080

Operating costs
   Lifting                              $'000        (9)        (33)       (57)       (80)       (99)
   Share of lease royalties             $'000    (1,004)     (2,903)    (4,756)    (6,815)    (9,216)
   Share of taxes (other than income)   $'000      (418)     (1,209)    (1,982)    (2,840)    (3,840)
       TOTAL                            $'000    (1,431)     (4,145)    (6,794)    (9,735)   (13,155)

  Net revenues                          $'000     3,588      10,369     16,986     24,340     32,925

  Capital costs
   Drilling                             $'000    (3,981)     (3,519)    (5,000)    (5,000)    (3,333)
   Completion                           $'000    (1,672)     (1,478)    (2,100)    (2,100)    (1,400)
       TOTAL                            $'000    (5,654)     (4,996)    (7,100)    (7,100)    (4,733)

Free cash flow before taxation          $'000    (2,066)      5,372      9,886     17,240     28,192
   Cumulative                           $'000    (2,066)      3,306     13,192     30,433     58,625





                               CONTACT INFORMATION





                          CADENCE RESOURCES CORPORATION

                                  Howard Crosby
                               6 East Rose Street





                                  P.O. Box 2056
                              Walla Walla, WA 99362
                   Tel: (509) 526-3491 Mobile: (509) 301-6322
                Fax: (509) 526-3492 e-mail: crosbyent@valint.net




                              PROTEUS CAPITAL CORP.

                                Douglas J. Newby
                            120 Broadway, Suite 1010

                               New York, NY 10271
                               Tel: (646) 879-5970
                               Fax: (646) 365-3230
                         E-mail: ProteusCapital@aol.com
                             www.proteuscapital.com

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